UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (877) 848-8430

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2021, Venus Concept Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). As of the close of business on April 19, 2021, the record date for the Annual Meeting, 54,069,630 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, the stockholders of the Company (the “Stockholders”) voted to: (i) elect the two nominees named in the proxy statement to serve as directors of the Company until the 2024 annual meeting of stockholders, and (ii) ratify the appointment of MNP LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.  The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Stockholders.

Proposal No. 1:

The votes cast by Stockholders with respect to the election of directors were as follows:

Director	For	Withheld	Broker Non-Votes
Domenic Serafino	35,217,570	1,334,325	6,941,639
Keith Sullivan	33,077,371	3,474,524	6,941,639

Proposal No. 2:

The votes cast by Stockholders with respect to the ratification of the selection of MNP LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 were as follows:

For	Against	Abstain	Broker Non-Votes
43,131,725	345,169	16,640	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer

Date: June 21, 2021